Exhibit 32.2

Certification of Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K for the period from May 13, 2022 to December 31, 2022 (the “Report”) of ConvexityShares Trust (the “Registrant”) and each of its Funds, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Melinda Ho, the Principal Financial Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 31, 2023	By:	/s/ Melinda Ho
	Name:	Melinda Ho
	Title:	Principal Financial Officer
ConvexityShares Trust